Exhibit (d)(1)(iv)

1290 FUNDS

AMENDMENT NO. 4

TO THE

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 4, effective as of November 1, 2016 (“Amendment No. 4”) to the Investment Advisory Agreement, dated as of September 1, 2014 (the “Agreement”), between 1290 Funds, a Delaware statutory trust (the “Trust”), and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware, doing business as 1290 Asset Managers (“Adviser”).

The Trust and the Adviser agree to modify and amend the Agreement as follows:

1.	New Fund. The Trust hereby appoints the Adviser as the investment adviser of the 1290 Global Allocation Fund (the “New Fund”) on the terms and conditions contained in the Agreement:

2.	Duration of Agreement.

a.	With respect to the New Fund, the Agreement will continue in effect for two years after the effective date of Amendment No. 4 and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Fund, the Agreement shall continue in effect annually after the date specified in subsection (a), only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the Agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”)) (“Independent Trustees”) by a vote cast in person at a meeting called for the purpose of voting on such approval, and by either the Board of Trustees or a vote of a majority of the outstanding shares of the New Fund. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to the New Fund if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Fund affected by the Agreement, or (b) all the Funds of the Trust.

3.	Removed Fund. All references to 1290 Global Equity Managers Fund are hereby deleted in its entirety from the Agreement.

4.

Appendix A: Appendix A to the Agreement, which sets forth the Funds of the Trust for which the Adviser is appointed investment adviser is hereby replaced in its entirety by Appendix A attached hereto; and

5.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to the Adviser with respect to each Fund is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

1290 FUNDS		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC, doing business as 1290 ASSET MANAGERS

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and		Chairman, Chief Executive Officer
	Treasurer		and President

APPENDIX A

AMENDMENT NO. 4 TO

INVESTMENT ADVISORY AGREEMENT

Funds

1290 Convertible Securities Fund	1290 Retirement 2020 Fund
1290 DoubleLine Dynamic Allocation Fund	1290 Retirement 2025 Fund
1290 GAMCO Small/Mid Cap Value Fund	1290 Retirement 2030 Fund
1290 Global Allocation Fund	1290 Retirement 2035 Fund
1290 Global Talents Fund	1290 Retirement 2040 Fund
1290 High Yield Bond Fund	1290 Retirement 2045 Fund
1290 Multi-Alternative Strategies Fund	1290 Retirement 2050 Fund
1290 SmartBeta Equity Fund	1290 Retirement 2055 Fund
1290 Unconstrained Bond Managers Fund	1290 Retirement 2060 Fund

APPENDIX B

INVESTMENT ADVISORY AGREEMENT

The Trust will pay the Adviser, on a monthly basis, compensation computed and accrued daily at an annual rate equal to the following:

	(as a percentage of net assets)

Fund	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

1290 GAMCO Small/Mid Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%

1290 DoubleLine Dynamic Allocation	0.750%	0.700%	0.675%	0.650%	0.625%

1290 SmartBeta Equity	0.700%	0.650%	0.625%	0.600%	0.575%

1290 Global Talents	0.800%	0.750%	0.725%	0.700%	0.675%

	(as a percentage of net assets)

Fund	First $4 Billion	Next $4 Billion	Thereafter

1290 High Yield Bond	0.600%	0.580%	0.560%

1290 Convertible Securities	0.700%	0.680%	0.660%

1290 Unconstrained Bond Managers	0.800%	0.780%	0.760%

	(as a percentage of net assets)

Fund	First $4 Billion	Next $4 Billion	Next $2 Billion	Thereafter

1290 Global Allocation Fund	0.500%	0.490%	0.480%	0.470%

1290 Multi-Alternative Strategies Fund	0.500%	0.490%	0.480%	0.470%

(as a percentage of net assets)

Fund

1290 Retirement 2020 Fund	0.500%

1290 Retirement 2025 Fund	0.500%

1290 Retirement 2030 Fund	0.500%

1290 Retirement 2035 Fund	0.500%

1290 Retirement 2040 Fund	0.500%

1290 Retirement 2045 Fund	0.500%

1290 Retirement 2050 Fund	0.500%

1290 Retirement 2055 Fund	0.500%

1290 Retirement 2060 Fund	0.500%